Exhibit 21

IDEXX LABORATORIES, INC.
SUBSIDIARIES OF THE REGISTRANT

Legal Entity Name	Jurisdiction of Incorporation or Formation

342 Saco Street, LLC	Maine
Beijing IDEXX Laboratories Co. Limited	China
IDEXX Animana B.V.	Netherlands
IDEXX Brasil Laboratórios Ltda.	Brazil
IDEXX Brasil Participações Ltda.	Brazil
IDEXX Canada Holdings Corp.	Delaware
IDEXX Diagnostic Limited	Ireland
IDEXX Diavet AG	Schwyz
IDEXX Distribution, Inc.	Massachusetts
IDEXX GmbH	Germany
IDEXX B.V.	Netherlands
IDEXX Holding GmbH	Germany
IDEXX Holdings GmbH	Zug
IDEXX Holdings II GmbH	Zug
IDEXX Holdings, Inc.	Delaware
IDEXX Laboratories II (NZ) ULC	New Zealand
IDEXX Laboratories (Proprietary) Limited	South Africa
IDEXX Laboratories (Shanghai) Company Limited	China
IDEXX Laboratories B.V.	Netherlands
IDEXX Laboratories Canada Corporation	Nova Scotia
IDEXX Laboratories Canada 1, ULC	Nova Scotia
IDEXX Laboratories Co., Ltd.	Thailand
IDEXX Laboratories Danmark ApS	Denmark
IDEXX Laboratories GmbH	Zug
IDEXX Laboratories Hong Kong Limited	Hong Kong
IDEXX Laboratories Inc.	Taiwan Province of China
IDEXX Laboratories Italia S.r.l.	Italy
IDEXX Laboratories, KK	Japan
IDEXX Laboratories Limited	England & Wales
IDEXX Laboratories Ltd.	Korea, Republic of
IDEXX Laboratories Norge AS	Norway
IDEXX Laboratories Oy	Finland
IDEXX Laboratories Philippines, Inc.	Philippines

IDEXX Laboratories Private Limited	India
IDEXX Laboratories Pty Limited	New South Wales
IDEXX Laboratories Singapore Pte. Ltd.	Singapore
IDEXX Laboratories Sp. z o.o.	Poland
IDEXX Laboratories SRL	Belgium
IDEXX Laboratories Sverige AB	Sweden
IDEXX Laboratories, S.de R.L. de C.V.	Mexico
IDEXX Laboratories s.r.o.	Czech Republic
IDEXX Laboratories Slovakia s.r.o.	Slovak Republic
IDEXXLAB, Unipessoal Lda.	Portugal
IDEXX Laboratorios, S.L.	Spain
IDEXX Montpellier SAS	France
IDEXX Operations, Inc.	Delaware
IDEXX Pharmaceuticals, LLC	Delaware
IDEXX Real Estate Holdings GmbH	Germany
IDEXX Real Estate Holdings, LLC	Maine
IDEXX SARL	France
IDEXX Switzerland GmbH	Bern/Berne
IDEXX Technologies GmbH	Bern/Berne
IDEXX Technologies Limited	England & Wales
IDEXX UK Acquisition Limited	England & Wales
IDEXX Vet Med Labor GmbH	Austria
Laboratoire IDEXX SARL	France
labor-zentral.ch AG für veterinärmedizinische Diagnostik	Lucerne
OPTI Medical Systems, Inc.	Delaware
Vet Med Labor GmbH	Germany